Exhibit 99.1

AVON PRODUCTS, INC.

PRO-FORMA FINANCIAL INFORMATION

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30	Nine Months Ended September 30
	2010	2010	2010	2010
Net sales	$2,416.5	$2,596.9	$2,580.1	$7,593.5
Other revenue	29.8	31.6	32.3	93.7

Total revenue	2,446.3	2,628.5	2,612.4	7,687.2

Cost of sales	934.7	962.1	933.0	2,829.8
Selling, general and administrative expenses	1,320.1	1,400.0	1,420.1	4,140.2

Operating profit	191.5	266.4	259.3	717.2

Interest expense	21.8	20.3	21.2	63.3
Interest income	(4.9)	(3.4)	(1.7)	(10.0)
Other expense, net	48.3	.4	3.7	52.4

Total other expenses	65.2	17.3	23.2	105.7

Income from continuing operations, before tax	126.3	249.1	236.1	611.5
Income taxes	(83.6)	(84.1)	(68.9)	(236.6)

Income from continuing operations, net of tax	42.7	165.0	167.2	374.9
Discontinued operations, net of tax	.6	4.2	.3	5.1

Net Income	43.3	169.2	167.5	380.0
Net income attributable to noncontrolling interest	(.8)	(1.6)	(.8)	(3.2)

Net income attributable to Avon	$42.5	$167.6	$166.7	$376.8

Earnings per share:
Basic *
Basic EPS from continuing operations	$.10	$.38	$.38	$.86
Basic EPS from discontinued operations	$—	$.01	$—	$.01

Basic EPS attributable to Avon	$.10	$.39	$.39	$.87

Diluted *
Diluted EPS from continuing operations	$.10	$.38	$.38	$.86
Diluted EPS from discontinued operations	$—	$.01	$—	$.01

Diluted EPS attributable to Avon	$.10	$.39	$.38	$.87

*	Items may not add due to rounding

AVON PRODUCTS, INC.

PRO-FORMA FINANCIAL INFORMATION

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31	Three Months Ended June 30	Three Months Ended September 30	Three Months Ended December 31	Twelve Months Ended December 31
	2009	2009	2009	2009	2009
Net sales	$2,110.2	$2,396.0	$2,477.5	$3,101.1	$10,084.8
Other revenue	27.1	30.5	29.9	32.9	120.4

Total revenue	2,137.3	2,426.5	2,507.4	3,134.0	10,205.2

Cost of sales	795.9	919.5	939.9	1,170.2	3,825.5
Selling, general and administrative expenses	1,174.7	1,329.2	1,313.6	1,556.6	5,374.1

Operating profit	166.7	177.8	253.9	407.2	1,005.6

Interest expense	24.8	27.9	26.1	26.0	104.8
Interest income	(7.3)	(4.8)	(3.2)	(4.9)	(20.2)
Other expense (income), net	4.1	(.1)	4.0	(.7)	7.3

Total other expenses	21.6	23.0	26.9	20.4	91.9

Income from continuing operations, before tax	145.1	154.8	227.0	386.8	913.7
Income taxes	(28.3)	(74.6)	(73.1)	(118.5)	(294.5)

Income from continuing operations, net of tax	116.8	80.2	153.9	268.3	619.2
Discontinued operations, net of tax	.7	4.4	3.7	.2	9.0

Net Income	117.5	84.6	157.6	268.5	628.2
Net income attributable to noncontrolling interest	(.2)	(1.7)	(1.4)	.9	(2.4)

Net income attributable to Avon	$117.3	$82.9	$156.2	$269.4	$625.8

Earnings per share:
Basic *
Basic EPS from continuing operations	$.27	$.18	$.35	$.62	$1.43
Basic EPS from discontinued operations	$—	$.01	$.01	$—	$.02

Basic EPS attributable to Avon	$.27	$.19	$.36	$.63	$1.45

Diluted *
Diluted EPS from continuing operations	$.27	$.18	$.35	$.62	$1.43
Diluted EPS from discontinued operations	$—	$.01	$.01	$—	$.02

Diluted EPS attributable to Avon	$.27	$.19	$.36	$.62	$1.45

*	Items may not add due to rounding

AVON PRODUCTS, INC.

PRO-FORMA FINANCIAL INFORMATION

(Unaudited)

(In millions, except per share data)

Twelve Months Ended December 31
2008
Net sales	$10,385.1
Other revenue	122.4

Total revenue	10,507.5

Cost of sales	3,883.9
Selling, general and administrative expenses	5,299.1

Operating profit	1,324.5

Interest expense	100.4
Interest income	(37.1)
Other expense, net	38.2

Total other expenses	101.5

Income from continuing operations, before tax	1,223.0
Income taxes	(340.5)

Income from continuing operations, net of tax	882.5
Discontinued operations, net of tax	(6.9)

Net Income	875.6
Net income attributable to noncontrolling interest	(.3)

Net income attributable to Avon	$875.3

Earnings per share:
Basic *
Basic EPS from continuing operations	$2.04
Basic EPS from discontinued operations	$(.02)

Basic EPS attributable to Avon	$2.04

Diluted *
Diluted EPS from continuing operations	$2.03
Diluted EPS from discontinued operations	$(.02)

Diluted EPS attributable to Avon	$2.03

*	Items may not add due to rounding

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

(Unaudited)

Asia Pacific Excluding Japan

(Dollars in Millions)

Three Months Ended March 31,
			%/Point Change
	2010	2009	US$	Constant $
Total Revenue	176.3	150.0	18%	7%
Operating Profit	25.1	13.5	86%	63%
Operating Margin	14.2%	9.0%	5.2	4.8
Japan Costs to Implement 2005 and 2009 Restructuring Programs (“CTI”)	—	—

Three Months Ended June 30,
			%/Point Change
	2010	2009	US$	Constant $
Total Revenue	176.4	157.0	12%	3%
Operating Profit	20.4	6.4	219%	155%
Operating Margin	11.6%	4.1%	7.5	6.8
Japan CTI	.2	—

Three Months Ended September 30,
			%/Point Change
	2010	2009	US$	Constant $
Total Revenue	184.5	171.0	8%	1%
Operating Profit	20.6	18.6	11%	(3)%
Operating Margin	11.2%	10.9%	.3	(.4)
Japan CTI	.3	.2

Nine Months Ended September 30,
			%/Point Change
	2010	2009	US$	Constant $
Total Revenue	537.2	478.0	12%	4%
Operating Profit	66.1	38.5	72%	49%
Operating Margin	12.3%	8.1%	4.2	3.6
Japan CTI	.5	.2

Twelve Months Ended December 31,
			%/Point Change
	2009	2008	US$	Constant $
Total Revenue	677.3	679.3	—	6%
Operating Profit	61.6	87.6	(30)%	(24)%
Operating Margin	9.1%	12.9%	(3.8)	(3.8)
Japan CTI	.4	1.3